UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024
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SELECTQUOTE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39295	94-3339273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 West 115th Street, Suite 2511
Overland Park, Kansas 66211
(Address of principal executive offices) (Zip code)

(913) 599-9225
(Registrant’s telephone number, including area code)

No change since last report
(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SLQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 16, 2024, SelectQuote, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) disclosing, among other things, the Company’s entry into an asset-backed securities facility with respect to a portion of its commissions receivable and a related amendment to its senior secured credit facility (together, the “Transactions”). This Current Report on Form 8-K/A (this “Amendment”) is being filed by the Company to provide certain additional information relating to the Transactions, including the creation of a direct financial obligation through the Company’s entry into the indenture described herein. The information contained in this Amendment and the exhibits filed herewith are intended to supplement and not supersede or replace the disclosures set forth in the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 of this Current Report on Form 8-K/A is incorporated by reference under this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Original Filing, on October 15, 2024, the Company and certain of its existing lenders (the “Purchasers”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which a wholly-owned subsidiary of the Company issued two tranches of privately rated senior secured notes (the “Notes”) to the Purchasers for an aggregate purchase price of $100,000,000. The Notes are comprised of $60,000,000 of senior secured 7.80% Class A notes and $40,000,000 of senior secured 9.65% Class B Notes and are secured by a portion of the Company’s commissions receivable at an initial advance rate of 62%.

The Notes are governed by an Indenture, dated as of October 15, 2024 (the “Indenture”), with UMB Bank, N.A. as Indenture Trustee, and have a final legal maturity date of October 20, 2039. Interest will accrue from October 15, 2024 and will be payable monthly, with the first payment date commencing on October 20, 2024. The Notes will amortize based on a target loan-to-value calculation, and if any Notes remain outstanding after September 2028, then all available funds of the Issuer will be swept to pay down the Notes, leaving no distributions to equity. In addition, additional interest at 2.00% per annum will accrue and be payable on any Notes outstanding after September 2028, which additional interest will increase to 4.00% per annum in October 2030. Any redemption of Notes before the payment date in September 2027 will be subject to a “make-whole” premium, calculated using a discount rate of T+50 basis points.

The Indenture contains covenants that, among other things, limit the ability of the Issuer to: (i) sell, transfer, or dispose of assets without the consent of majority noteholders, (ii) create or permit liens over its assets (other than permitted liens) or (iii) incur indebtedness (other than permitted indebtedness). The Issuer must maintain separateness from its affiliates, including maintaining separate books and records, not commingling funds, and not conducting business on behalf of any other person. If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Indenture Trustee, at the direction of the Majority Noteholders (as defined in the Indenture), may declare all Notes immediately due and payable and institute proceedings to foreclose on the collateral.

The above description of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture and the Note Purchase Agreement, which are filed herewith as Exhibits 4.1 and 10.1, respectively, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1*	Indenture
10.1*	Note Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTQUOTE, INC.

Date: October 18, 2024	By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel and Corporate Secretary